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                                                                     Exhibit 23




INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE


We consent to the incorporation by reference in Registration Statements Nos. 333-10025, 33- 79080, 33-79078 and 33-50090 of IPL Systems, Inc. on Form S-8 of
our report dated February 21, 1997 (except for Note 14, for which the date is March 7, 1997), (which report includes an explanatory paragraph as to an uncertainty concerning going concern matters) appearing in this Annual Report on Form 10-K for the year ended December 31, 1996.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of IPL Systems, Inc., listed in
Item 14. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



Boston, Massachusetts
March 19, 1997